Exhibit 10.5
AMENDMENT NO. 7 TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 7 TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of August 15, 2025 and is entered into by and among TIGER US HOLDINGS INC., a Delaware corporation ("Holdings" or "Initial Borrower"); TARGUS INTERNATIONAL LLC, a Delaware limited liability company ("TI"), TARGUS US LLC, a Delaware limited liability company ("TUS"), SENA CASES LLC, a Delaware limited liability company ("Sena"), HYPER PRODUCTS INC., a Delaware corporation ("Hyper"; together with Holdings, TI, TUS and Sena, each a "U.S. Borrower" and collectively the "U.S. Borrowers"), TARGUS (CANADA) LTD., a corporation continued under the federal laws of Canada ("Canadian Borrower"), TARGUS EUROPE LIMITED, a company incorporated in England and Wales with company number 01743076 ("U.K. Borrower"), and TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated under the laws of Hong Kong with business registration number 14747961 ("Hong Kong Borrower"), TARGUS AUSTRALIA PTY LTD ACN 003 527 008, a company limited by shares and incorporated under the laws of Australia ("Australian Borrower"), each other Loan Party hereto, the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent and as Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee for the Lenders and the other Secured Parties (PNC, in such capacity, the "Agent").
W I T N E S S E T H:
WHEREAS, Borrowers, the other Loan Parties from time to time party thereto, Agent and the lenders from time to time party thereto (the "Lenders") are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of October 18, 2022 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
WHEREAS, Borrowers have requested that Agent and Lenders amend the Credit Agreement as set forth herein, and Agent and Lenders have so agreed, subject to the terms and conditions contained herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.[Reserved].
2.Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 4 below, the Credit Agreement is hereby amended as follows:
(a) Section 2.1(d)(i) of the Credit Agreement is hereby amended by replacing the references to “August 15, 2025” contained therein with references to “August 20, 2025”;
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(b)Section 6.19 of the Credit Agreement is hereby amended by replacing the references to “August 15, 2025” contained therein with references to “August 20, 2025”;
(c)Section 6.20(a) of the Credit Agreement is hereby amended by replacing the reference to “August 15, 2025” contained therein with a reference to “August 20, 2025”; and
(d)Section 9.7 is hereby amended by deleting the last sentence of such section in its entirety, and replacing it with the following:
Notwithstanding the foregoing, solely with respect to the fiscal year ending December 31, 2024, the audited financial statements and related deliverables of the Borrowers under this Section 9.7 for such fiscal year shall be furnished to Agent by August 20, 2025.
3.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
(a)Agent shall have received a fully executed copy of this Amendment executed by each Borrower, each other Loan Party and each Lender;
(b)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
(c)Agent shall have received a fully executed copy of an amendment to the Keepwell Agreement executed by the Loan Parties party thereto, B. Riley Principal Investments LLC, a Delaware limited liability company, and Agent, in form and substance satisfactory to Agent; and
(d)Borrowers shall have paid all fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the Other Documents, including the Seventh Amendment Fee (as defined below).
4.Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants to Agent and Lenders that:
(a)the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company or other applicable corporate action, as applicable, on the part of such Loan Party and that this Amendment has been duly executed and delivered by such Loan Party;
(b)this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and
(c)after giving effect to this Amendment, each of the representations and warranties made by such Loan Party in or pursuant to the Credit Agreement and the Other Documents is true and correct in all material respects (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date).

5.Certain Fees.
(a)In consideration for the agreements and accommodations of Agent and Lenders set forth herein, Borrowers hereby agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee in an amount equal to $100,000 (the "Seventh Amendment Fee"), which fee shall be due and payable on the date hereof, fully-earned as of the date hereof and non-refundable once paid.
(b)In consideration for the agreements and accommodations of Agent and Lenders set forth herein, the parties hereto agree that the “Amendment Fee” (as such term was defined in Section 5(b) of the Sixth Amendment), which, for the avoidance of doubt, shall be in an amount equal to $850,000, shall instead be paid on the earlier of (a) August 21, 2025 and (b) the acceleration of all Advances upon the occurrence of an Event of Default under the Credit Agreement; provided that such fee shall be waived and automatically reduced to zero if Payment in Full is made by the Borrowers and the Credit Agreement is terminated on or before August 20, 2025.
(c)In addition, Borrowers hereby continue to agree to pay to Agent, for the ratable benefit of the Lenders, one or more commitment fees in an amount equal to $250,000 (each a "Commitment Fee") on September 30, 2025 and each December 31, March 31, June 30 and September 30 thereafter until the Payment in Full of the Obligations, in each case if and to the extent the Payment in Full of the Obligations and the termination of the Credit Agreement has not occurred on or before each such date. Each Commitment Fee shall be fully-earned as of the date hereof and non-refundable once paid; provided, that, each Commitment Fee shall be waived and automatically reduced to zero if Payment in Full is made by the Borrowers and the Credit Agreement is terminated on or before the date such Commitment Fee would otherwise be payable.
6.Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Agent, any Lender or any other Secured Party (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent, the Lenders and the other Secured Parties, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Fifth Amendment Closing Date arising out of, connected with or related to this Amendment, the Credit Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Advances or other loans, or the management of such Advances or other loans or the Collateral. Each Loan

Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.
7.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
8.Acknowledgment of Guarantors; Reaffirmation; References. Each Guarantor hereby acknowledges that the Borrowers, Agent and the Lenders have amended the Credit Agreement by this Amendment, and such Guarantor acknowledges that Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Guarantor contained herein. Each Guarantor hereby consents to the Amendment, agrees that its obligations under the applicable Guaranty shall not be diminished as a result of the execution of this Amendment and confirms that the applicable Guaranty to which it is a party is in full force and effect. Each Loan Party hereby reaffirms its obligations under each Other Document to which it is a party, in each case as amended, supplemented or modified prior to or as of the date hereof. Without limiting the foregoing, each Loan Party hereby (i) reaffirms its pledge, assignment and grant of a Lien on and (ii) grants a security interest in all of its right title and interest in and to the Collateral to Agent to the extent having previously granted a Lien and security interest in the Collateral, on behalf of itself and the other Secured Parties, to secure the prompt payment and performance of the Obligations. Any reference to the Credit Agreement contained in any document, instrument or Other Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
9.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail (including email transmission of a PDF image) of any executed signature page to this Amendment shall constitute effective delivery of such signature page. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.
11.Expenses. Borrowers agrees to pay all reasonable out-of-pocket expenses (including attorneys' fees) of Agent incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the Section 16.9 of the Credit Agreement.

12.Governing Law.
(a)Subject to Section 12(b) below, this Amendment, and all matters relating hereto or arising herefrom shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.
(b)To the extent that the reaffirmation and confirmations provided by the Loan Parties in Section 8 relate to matters contained in Other Documents governed by and construed in accordance with laws other than the State of New York, the law governing those Other Document shall apply to the applicable reaffirmations and confirmations.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

TIGER US HOLDINGS INC., as Holdings and the Initial Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director

TARGUS INTERNATIONAL LLC, as a U.S. Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: President and CEO

TARGUS US LLC, as a U.S. Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: President and CEO

SENA CASES LLC, as a U.S. Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: CEO

HYPER PRODUCTS INC., as a U.S. Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director
Signature Page to Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement

TARGUS (CANADA) LTD., as Canadian Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director

TARGUS EUROPE LIMITED, as U.K. Borrower By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director

TARGUS ASIA PACIFIC LIMITED, as Hong Kong Borrower By: /s/ Angela Smith Name: Angela Smith Title: Director

Signature Page to Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement

Executed as an agreement.

Executed by TARGUS AUSTRALIA PTY LTD ACN 003 527 008, as Australian Borrower, in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Angela Smith
Signature of director Angela Smith	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

Signature Page to Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement

TARGUS US NEWCO INC., as a Guarantor By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director

TARGUS GROUP (UK) LIMITED, as a Guarantor By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director

TARGUS INTERNATIONAL HOLDCO (UK) LIMITED, as a Guarantor By: /s/ Mikel Howard Williams Name: Mikel Howard Williams Title: Director
Signature Page to Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Agent, Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee By: /s/ Kevin Trout Name: Kevin Trout Title: Vice President

Signature Page to Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement